UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

HARSCO CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Investor Contact David Martin 717.612.5628 damartin@harsco.com	Media Contact Jay Cooney 717.730.3683 jcooney@harsco.com

HARSCO ANNOUNCES CHANGE OF LOCATION FOR 2020

ANNUAL MEETING OF STOCKHOLDERS DUE TO COVID-19

PANDEMIC

CAMP HILL, PA (April 3, 2020) - Harsco Corporation (NYSE: HSC) today announced a change in location for the Company’s 2020 Annual Meeting of Stockholders.

Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of Harsco’s directors, officers, employees and stockholders, the location of the Company’s 2020 Annual Meeting of Stockholders has been changed and will be held in a virtual meeting format only. There will be no meeting to attend in person. Stockholders as of the close of business on February 24, 2020 and their legal proxies and other interested parties may attend the virtual annual meeting via the internet at www.meetingcenter.io/290837302. Stockholders as of the close of business on February 24, 2020, who have a control number and a meeting password may attend the Annual Meeting via the internet as a “Shareholder” and may vote during, and participate in, the Annual Meeting by following the instructions available on the meeting website during the meeting. For registered stockholders, the control number can be found on their proxy card or notice, or email they previously received. The password for the meeting is HSC2020.

Stockholders who hold shares through a bank, broker or other nominee must obtain a legal proxy from their bank, broker or other nominee and register in advance to be able to attend the Annual Meeting as a “Shareholder” and vote during, and participate in, the Annual Meeting. To register, stockholders must submit to Computershare by email (legalproxy@computershare.com) proof of their legal proxy reflecting their Harsco share holdings (in the form of an image of their legal proxy), along with their name and email address. Registration emails must be labeled “Legal Proxy” and be received by Computershare no later than 5:00 p.m., Eastern Time, on April 15, 2020. Stockholders who properly register will receive an email from Computershare confirming their registration, together with a control number.

Stockholders and other interested parties who do not have a control number may attend the Annual Meeting via the internet as a “Guest” but will not have the option to vote or ask questions during the meeting.

The proxy card included with the proxy materials previously distributed to Harsco stockholders will not be updated to reflect the change in location and may continue to be used by stockholders to vote their shares in connection with the Annual Meeting.

The Company urges stockholders to vote and submit proxies in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting.

About Harsco Corporation

Harsco Corporation is a global market leader providing environmental solutions for industrial and specialty waste streams and innovative technologies for the rail sector. Based in Camp Hill, PA, the 11,000-employee company operates in more than 30 countries. Harsco’s common stock is a component of the S&P SmallCap 600 Index and the Russell 2000 Index. Additional information can be found at www.harsco.com.

# # #